UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 24, 2013

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                          Entry into a Material Definitive Agreement.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 24, 2013, we and our subsidiary CRA International (UK) Limited, as borrowers, entered into a Credit Agreement with certain lenders, RBS Citizens, N.A. as administrative agent, and Bank of America, N.A. as syndication agent (the “Credit Agreement”), and we entered into a related Securities Pledge Agreement with RBS Citizens, N.A. as administrative agent (the “Securities Pledge Agreement”).

The Credit Agreement provides us with a $125 million revolving credit facility, subject to our continued compliance with the terms thereof. The revolving credit facility includes a $25 million sublimit for borrowings by CRA International (UK) Limited, a $25 million sublimit for multicurrency borrowings in Euros or Pounds Sterling (by either borrower), a $15 million sublimit for the issuance of letters of credit ($2 million of which may be denominated in Euros or Pounds Sterling), and a $5 million sublimit for swingline loans by the swingline lender (initially RBS Citizens, N.A.).

At closing, we drew $15 million under the revolving credit facility, which we used, together with cash on hand, to repay in full all indebtedness outstanding under the Existing Credit Agreement (as defined in Items 1.02 and 8.01 below in this Current Report on Form 8-K), whereupon such agreement was terminated.  At closing, letters of credit in the aggregate amount of approximately $375,000 that had been issued under the Existing Credit Agreement were deemed to be issued and outstanding under the new revolving credit facility.

We may use the proceeds of the revolving credit loans to provide working capital and for other general corporate purposes, including the financing of permitted acquisitions, subject to our compliance with the terms of the Credit Agreement.

We may repay any borrowings under the revolving credit facility at any time (without any premium or penalty), but must repay all borrowing thereunder in no event later than April 24, 2018.

Our borrowings under the revolving credit facility bear interest at a rate per annum of, at our option, either (i) the Adjusted Base Rate, as defined in the Credit Agreement, plus an applicable margin, which varies between 0.50% and 1.50% depending on our total leverage ratio (as determined under the Credit Agreement), or (ii) the Adjusted Eurocurrency Rate, as defined in the Credit Agreement, plus an applicable margin, which varies between 1.50% and 2.50% depending on our total leverage ratio (as determined under the Credit Agreement). We are required to pay a fee on the unused portion of the revolving credit facility at a rate per annum that varies between 0.250% and 0.375% depending on our total leverage ratio (as determined under the Credit Agreement).

Subject to certain terms and conditions set forth in the Credit Agreement, including our pro forma compliance with the financial covenants specified therein, we may request from time to time that the lenders under the Credit Agreement and/or other financial institutions that would become lenders thereunder provide additional revolving credit commitments thereunder, provided that the aggregate principal amount of all such additional commitments does not exceed $50 million.  No existing lender under the Credit Agreement is obligated to provide any such additional commitment.

We must comply with various customary financial and non-financial covenants under the Credit Agreement.  The primary financial covenants under the Credit Agreement consist of a maximum consolidated total leverage ratio and a minimum consolidated interest coverage ratio.  The primary non-financial covenants under the Credit Agreement limit, subject to various exceptions, our ability to incur future indebtedness, to place liens on assets, to pay dividends or other distributions on our capital stock, to repurchase our capital stock, to conduct acquisitions, to make investments and loans, to alter our capital structure and to dispose of assets.

The lenders under the Credit Agreement are entitled to accelerate repayment of the loans under the Credit Agreement upon the occurrence of any of various customary events of default, which include, among other events, failure to pay when due any principal, interest, fees or other amounts in respect of the loans (subject to a grace period for non-principal amounts), breach of any of our covenants (subject, in some cases, to certain grace periods) or representations under the loan documents, default under any of our or our material subsidiaries’ indebtedness agreements above a threshold principal amount, a bankruptcy or insolvency event with respect to us or our material subsidiaries, an unsatisfied judgment against us or any of our material subsidiaries above a threshold amount, or our undergoing a change of control (as defined in the Credit Agreement).

Borrowings under the Credit Agreement are secured by the equity interests of our direct wholly-owned United States subsidiaries and portions of the  equity interests of certain of our foreign subsidiaries, as provided in the Securities Pledge Agreement.

Copies of the Credit Agreement and the Securities Pledge Agreement have been filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02                                          Termination of a Material Definitive Agreement.

Item 8.01                                          Other Events.

Simultaneously with our entry into the Credit Agreement on April 24, 2013, we repaid in full all outstanding indebtedness under and terminated our existing Loan Agreement dated as of January 14, 2004 by and between us and RBS Citizens, N.A., as amended from time to time (the “Existing Credit Agreement”).  The aggregate outstanding principal amount of the loans repaid by us under the Existing Credit Agreements in connection with the termination thereof was approximately $15 million.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Number	Title

10.1

Credit Agreement dated as of April 24, 2013 by and among CRA International, Inc. and CRA International (UK) Limited, as the Borrowers, RBS Citizens, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the Lenders party thereto

10.2	Securities Pledge Agreement dated as of April 24, 2013 by and between CRA International, Inc., as Pledgor, and RBS Citizens, N.A., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: April 29, 2013	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and
Chief Executive Officer

Exhibit Index

Number	Title

10.1

Credit Agreement dated as of April 24, 2013 by and among CRA International, Inc. and CRA International (UK) Limited, as the Borrowers, RBS Citizens, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the Lenders party thereto

10.2	Securities Pledge Agreement dated as of April 24, 2013 by and between CRA International, Inc., as Pledgor, and RBS Citizens, N.A., as Administrative Agent